Oppenheimer Real Asset Fund
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares No dividends have been declared.


Class B Shares No dividends have been declared.


Class C Shares No dividends have been declared.


Class Y Shares No dividends have been declared.

Oppenheimer Real Asset Fund
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1.  Cumulative Total Returns for the Periods Ended 08/31/97:

    The formula for calculating cumulative total return is as follows:

             (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum              Examples at NAV:
  sales charge of 5.75%:

  Inception Year                          Inception Year

  $ 9,717.18 - $1,000/$1,000 = -2.83%     $10,310.00 - $1,000/$1,000 = 3.10%



Class B Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the inception year:

  Inception Year                          Inception Year

  $ 9,770.01 - $1,000/$1,000 = -2.30%     $10,270.00 - $1,000/$1,000 = 2.70%



Class C Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the inception year:

Inception Year                            Inception Year

  $10,160.00 - $1,000/$1,000 =  1.60%     $10,260.00 - $1,000/$1,000 = 2.60%



Class Y Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 0.00% for the inception year:

Inception Year                            Inception Year

  $10,310.00 - $1,000/$1,000 =  3.10%     $10,310.00 - $1,000/$1,000 = 3.10%